Exhibit 26(h)(xiii)

THIRD FUND PARTICIPATION AGREEMENT AMENDMENT

This Third Fund Participation Agreement Amendment hereby amends the Fund Participation
Agreement dated April 11, 1997 between the PRUDENTIAL INSURANCE COMPANY OF
AMERICA, a life insurance company organized under the laws of the State of New Jersey;
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY, a life insurance company organized under the laws of the State of New Jersey; PRUCO LIFE INSURANCE COMPANY,
a life insurance company organized under the laws of the State of Arizona (individually or collectively, " Insurance Company"); and each of DREYFUS VARIABLE INVESTMENT
FUND, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS
STOCK INDEX FUND, INC. (formerly, " Dreyfus Life and Annuity Index Fund, Inc. [d/b /a
Dreyfus Stock Index Fund]), and DREYFUS INVESTMENT PORTFOLIOS (the "Agreement.")

1)    Paragraph 1.12 of the Agreement, as amended March 1, 2000 and September 1, 2000, shall be replaced in its entirety by the following:

"Separate Account" shall mean those separate accounts listed on Exhibit
B, attached hereto and hereby made a part of the Agreement."

IN WITNESS WHEREOF, the parties hereto have executed this Service Agreement Amendment as of August 15, 2006.

THE PRUDENTIAL INSURANCE	PRUCO LIFE INSURANCE COMPANY OF NEW
COMPANY OF AMERICA	JERSEY

By: /s/ Nancy D. Davis	By: /s/ Nancy D. Davis
Name: Nancy D. Davis	Name: Nancy D. Davis
Title: Vice President & Actuary	Title: Vice President & Actuary

PRUCO LIFE INSURANCE COMPANY	ON BEHALF OF THOSE DREYFUS FUNDS
LISTED ON EXHIBIT A TO THE AGREEMENT
By: /s/ Nancy D. Davis
Name: Nancy D. Davis	By: /s/ Michael A. Rosenberg
Title: Vice President & Actuary	Name: Michael A. Rosenberg
Title: Secretary

EXHIBIT B

Separate Accounts

Separate Account	Established in accordance with the laws
of the State of

The Prudential Variable Contract Account	New Jersey
GI-2

Prudential Discovery Premier Group Variable	New Jersey
Contract Account

Pruco Life of New Jersey Variable Appreciable	New Jersey
Account

Pruco Life Variable Universal Account	Arizona

Pruco Life Variable Account M	Arizona